Exhibit 10.6

                                 REVOLVING NOTE


                                                               Chicago, Illinois

$55,000,000                                                   September 24, 1999


            FOR VALUE RECEIVED, the undersigned, UST DELIVERY SYSTEMS, INC., a Delaware corporation formerly known as Corporate Express Delivery Systems, Inc. ("Borrower"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), at the offices of Lender at its address at 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603, or at such other place as Agent (as hereinafter defined) may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances under the Credit Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

            This Revolving Note is issued pursuant to that certain Credit Agreement dated as of the date hereof by and among Borrower, General Electric Capital Corporation, as a Lender and as agent ("Agent") for the Lenders, the Credit Parties signatory thereto and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.

            The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

            If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as otherwise provided in the Credit Agreement) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            Upon and after the occurrence of any Event of Default, this Revolving Note may, in accordance with the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

            Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

            THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.


                                        UST DELIVERY SYSTEMS, INC.


                                        By______________________________________
                                        Title___________________________________

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